As filed with the Securities and Exchange Commission on May 21, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

KOSAN BIOSCIENCES INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	3832 Bay Center Place Hayward, CA 94545 (510) 732-8400	94-3217016
(State of incorporation)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)

1996 STOCK OPTION PLAN

(Full title of the plan)

Daniel V. Santi, M.D., Ph.D.

Chairman and Chief Executive Officer

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

(510) 732-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Suzanne Sawochka Hooper, Esq.

COOLEY GODWARD LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Stock options and common stock (par value $.001 per share)	1,000,000 shares	$12.16	$12,160,000	$1,540.67

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Kosan’s common stock that become issuable under the 1996 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Kosan’s receipt of consideration that results in an increase in the number of Kosan’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(l) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of Kosan’s common stock as reported on the Nasdaq National Market on May 20, 2004.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of common stock of Kosan Biosciences Incorporated (“Kosan”) to be issued pursuant to options under Kosan’s 1996 Stock Option Plan, as amended.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statement on Form S-8 (relating to the 1996 Stock Option Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Director Stock Option Plan) File No. 333-47758, the Registration Statements on Form S-8 (relating to the 1996 Stock Option Plan) File Nos. 333-63534 and 333-96669 and the Registration Statement on Form S-8 (relating to the 1996 Stock Option Plan and 2000 Employee Stock Purchase Plan) File No. 333-108502, previously filed with the Securities and Exchange Commission on October 11, 2000, June 21, 2001, July 18, 2002 and September 4, 2003, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Registrant, as amended to date.

4.2(2)	Amended and Restated Bylaws of Registrant.

4.3(3)	Specimen of Common Stock Certificate.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (contained on the signature page).

99.1(3)	1996 Stock Option Plan, as amended.

(1)	Incorporated herein by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
(2)	Incorporated herein by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.
(3)	Incorporated herein by reference to an exhibit to the Registrant’s Statement on Form S-1, as amended (No. 333-33732), was declared effective on October 4, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on May 20, 2004.

KOSAN BIOSCIENCES INCORPORATED

By:	/s/ Daniel V. Santi

Daniel V. Santi, M.D., Ph.D. Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel V. Santi and Susan M. Kanaya, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on May 20, 2004 by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Daniel V. Santi Daniel V. Santi, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 20, 2004

/s/ Susan M. Kanaya Susan M. Kanaya	Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 20, 2004

/s/ Bruce Chabner Bruce Chabner, M.D.	Director	May 20, 2004

/s/ Peter Davis Peter Davis, Ph.D.	Director	May 20, 2004

/s/ Jean Deleage Jean Deleage, Ph.D.	Director	May 20, 2004

/s/ Charles Homcy Charles Homcy, M.D.	Director	May 20, 2004

/s/ Chaitan Khosla Chaitan Khosla, Ph.D.	Director	May 20, 2004

/s/ Christopher Walsh Christopher Walsh, Ph.D.	Director	May 20, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of Registrant, as amended to date.

4.2(2)	Amended and Restated Bylaws of Registrant.

4.3(3)	Specimen of Stock Certificate.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (contained on the signature page).

99.1(3)	1996 Stock Option Plan, as amended.

(1)	Incorporated herein by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
(2)	Incorporated herein by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.
(3)	Incorporated herein by reference to an exhibit to the Registrant’s Statement on Form S-1, as amended (No. 333-33732), was declared effective on October 4, 2000.